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                                                       100 East Patterson Street
                                                       Tecumseh, Michigan  49286
(TECUMSEH LOGO)                                                 www.tecumseh.com

                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

                                                                        CONTACT:
                                                                     Teresa Hess
                                                    Director, Investor Relations
                                                       Tecumseh Products Company
                                                                    734-585-9507

             TECUMSEH PRODUCTS WINS SPECIAL MEETING OF SHAREHOLDERS:
            ANNOUNCES SHARE RECAPITALIZATION PLAN AND BYLAW AMENDMENT

ANN ARBOR, MICH., DEC. 5, 2008 - Tecumseh Products Company (NASDAQ: TECUA, TECUB), a leading global manufacturer of compressors and related products, today announced the certified results of the shareholder vote conducted as part of the special meeting of shareholders held on Friday, Nov. 21, 2008. With a substantial majority - more than 91 percent - of Class B (voting) shareholders participating in the vote, the proposal by the Herrick Foundation to remove two independent directors from Tecumseh's board of directors failed to gain the 50 percent-plus-one majority required by the Company's bylaws.

"We thank our shareholders for thoughtfully reviewing the voting alternatives and providing their support for our current board of directors and, by extension, for the strategic direction we have set," said Ed Buker, Chairman, President and CEO of Tecumseh Products. "We are continuing our commitment to modernize every aspect of our business, including our products and processes, operations, corporate governance and capital structure, all with the view of establishing Tecumseh as a world-class competitor in our core compressor business."

As a key step in this plan, and in keeping with the Company's previously announced intent to address its antiquated capital structure in the near term, Tecumseh also announced that its Board of Directors has authorized a recapitalization transaction that will result in the conversion of all of the Company's Class A Common Stock into Class B Common Stock with full voting rights. In accordance with the Company's Articles of Incorporation, the Board of Directors has authorized a dividend of two shares of Class A Common Stock for each share of Common Stock - both Class A and Class B - outstanding at the close of business on Dec. 15, 2008, the record date for the stock dividend. The dividend is payable on Dec. 31, 2008. Upon payment of the stock dividend, the number of shares of outstanding Class B Common Stock will be less than 10% of the total outstanding shares of Common Stock, which, pursuant to the Company's Articles of Incorporation, will cause all outstanding shares of Class A Common Stock to convert automatically into shares of Class B Common Stock on a share-for-share basis. After the conversion, the Class B Common Stock will be the Company's only class of authorized stock, and there will be no Class A Common Stock.

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Each share of Tecumseh Common Stock will become three voting shares as a result of the recapitalization. A holder of one share of Class B Common Stock on the record date will continue to hold that share of Class B Common Stock and also will hold two additional shares of Class B Common Stock (initially issued in the stock dividend as Class A shares but immediately and automatically converted into Class B shares). A holder of one share of Class A Common Stock on the record date will also hold three shares of Class B Common Stock after the recapitalization (the original Class A share and the two Class A shares issued in the stock dividend, all of which will have been immediately and automatically converted into Class B shares).

"With this recapitalization proposal, we are leveling the playing field for all the investors in our business by aligning the economic and voting interests of all shareholders. Most importantly, we are delivering on the commitments we've made as a Company to enhancing shareholder value," added Buker. "Our Board of Directors has carefully considered a recapitalization, as well as other strategic alternatives, for several months. We have engaged experienced legal and financial advisors to assist the Board and management with this analysis. As a result, the Board of Directors has determined that the recapitalization is in the best interests of all of the Company's shareholders and should be carried out as soon as possible. We heard from many of our shareholders and the proxy advisory firms that our capital structure was outdated and should be revised. By implementing this recapitalization, we are bringing our capital structure in line with modern corporate governance best practices."

The Board of Directors also approved an amendment to the bylaws of the Company to require the consensus of a minimum of 50% of voting shareholders, or a majority of the Board of Directors, in order to call a special meeting of shareholders. Previously, the Company's bylaws required the approval of a minimum of 75% of voting shareholders, or a majority of the Board of Directors, in order for a special meeting of shareholders to be called.

In addition, the Board of Directors took action to modernize the Company's business practices by converting its shares to uncertificated shares. Accordingly, record holders will not receive new certificates representing the shares they receive in the stock dividend and recapitalization, but will instead receive confirmation of their book entry ownership of those shares from the Company's transfer agent, Computershare Trust Company (record holders are still entitled to share certificates if they want them, but a holder who desires a certificate must request it from the Company). Shareholders need not send in their old certificates or take any other action to receive the benefits of the stock dividend and the recapitalization.

"With the issues related to the special meeting now behind us, the board and senior management team look forward to intensifying our efforts in implementing our strategic turnaround plan for Tecumseh," concluded Buker. "We are pleased that our shareholders have provided a mandate for us to remain strongly focused on our forward momentum, enabling our team to enhance its focus on managing the broader economic challenges currently confronting us in the marketplace."

ABOUT TECUMSEH PRODUCTS COMPANY

Tecumseh Products Company is a full-line independent global manufacturer of hermetically sealed compressors for residential and commercial refrigerators, freezers, water coolers, dehumidifiers, window air conditioning units and residential and commercial central system air conditioners and heat pumps.

Press releases and other investor information can be accessed via the Investor Relations section of Tecumseh Products Company's Internet web site at http://www.tecumseh.com.


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CAUTIONARY STATEMENTS RELATING TO FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor provisions created by that Act. In addition, forward-looking statements may be made orally in the future by or on behalf of the Company. Forward-looking statements can be identified by the use of terms such as "expects," "should," "may," "believes," "anticipates," "will," and other future tense and forward-looking terminology.

Readers are cautioned that actual results may differ materially from those projected as a result of certain risks and uncertainties, including, but not limited to, i) the success of our ongoing effort to bring costs in line with projected production levels and product mix; ii) financial market changes, including fluctuations in foreign currency exchange rates and interest rates;
iii) availability and cost of materials, particularly commodities, including steel and copper, whose cost can be subject to significant variation; iv) changes in business conditions and the economy in general in both foreign and domestic markets, the condition of which may magnify other risk factors; v) weather conditions affecting demand for replacement products; vi) actions of competitors; vii) our ability to maintain adequate liquidity in total and within each foreign operation; viii) the effect of terrorist activity and armed conflict; ix) economic trend factors such as housing starts; x) emerging governmental regulations; xi) the ultimate cost of resolving environmental and legal matters; xii) our ability to profitably develop, manufacture and sell both new and existing products; xiii) the extent of any business disruption that may result from the restructuring and realignment of our manufacturing operations or system implementations, the ultimate cost of those initiatives and the amount of savings actually realized; xiv) the extent of any business disruption caused by work stoppages initiated by organized labor unions; xv) potential political and economic adversities that could adversely affect anticipated sales and production in Brazil; xvi) potential political and economic adversities that could adversely affect anticipated sales and production in India, including potential military conflict with neighboring countries; xvii) increased or unexpected warranty claims; and xviii) the ongoing financial health of major customers. These forward-looking statements are made only as of the date of this release, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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